Exhibit 99.1

OxySure (OXYS) Files Lawsuit – Seeks Millions in Damages

FRISCO, TX -- (Marketwired – November 3, 2015) – OxySure Systems, Inc. (OTCQB: OXYS), (“OxySure,” or the “Company”), a global leader and medical device innovator of life-saving, easy-to-use emergency oxygen solutions with its “oxygen from powder” technology and other innovative medical solutions, announced today that the Company has filed a lawsuit against TEGNA Inc., WFAA T.V. Channel 8, Jobin Panicker, a reporter for WFAA T.V., The Redwine Law Firm PLLC, and Symone Redwine, an attorney at The Redwine Law Firm.

The lawsuit seeks millions in damages from Redwine for tortious interference and declaratory relief against WFAA and its parent, TEGNA Inc. The lawsuit outlines a series of allegations that most recently involved Symone Redwine, an attorney at The Redwine Law Firm in Dallas, Texas “going on a crusade to threaten and extort OxySure.” The suit alleges that during this process “Symone Redwine attempted to extort OxySure, threatening bad and negative publicity which would harm OxySure’s stock price and business, insinuating that that would be the result if OxySure did not buy her off.” This led to WFAA T.V. Channel 8 and Reporter Jobin Panicker to join Redwine in publishing false and malicious accusations about OxySure when the Company did not acquiesce to Redwine’s outrageous claims and preposterous demands.

The lawsuit recounts the culmination of a bizarre series of events that started in December 2013, when in a tragic, freak accident a young child by the name of Meaghan Levy swallowed a push pin at a local Frisco elementary school. Attempts by teachers, nurses and bystanders were ultimately unsuccessful in saving Meaghan. During the attempts to save Meaghan the OxySure Model 615 was used. As the Dallas Observer noted: “The actual cause of death was suggested by X-rays to doctors at Children's Medical Center at Legacy as they frantically tried to save Meaghan's life, and confirmed a month later by the Collin County Medical Examiner: asphyxiation by push-pin.” The publicly available abstract of the Collin County Medical Examiner’s report reflects that the examiner found that the victim died of asphyxiation from swallowing a push-pin. After full investigations, both the school district and the Frisco Police department ruled the matter an accident.

For two years nothing happened relating to the accident. The matter had been put to rest by the Collin County medical examiner, the school district and the Frisco police who all ruled it a tragic accident, which is exactly what it is. Out of the blue, the lawsuit alleges, in 2015 a new lawyer for Meaghan’s mother and father, Symone Redwine and The Redwine Law Firm, began asking OxySure’s representatives about the proprietary powder composition of the OxySure Model 615. She started making claims that somehow, the powders had something to do with Meaghan Levy’s death. As the lawsuit demonstrates, when asked for the evidence underlying her accusations, Ms. Redwine came forth with nothing but more accusations and threats.

As the lawsuit further recounts, instead of presenting OxySure with proof of her claims, Redwine desperately began harassing OxySure’s business associations. She anonymously called Chemtrec in the middle of the night citing a fake “poisoning event” in which a young girl supposedly was “coughing up blood” in an attempt to gain information regarding OxySure’s proprietary information. Redwine also called Oxysure’s vendors lodging groundless allegations related to Meaghan Levy’s death, and called OxySure’s insurers and attempted to convince them to open a claim for Meaghan Levy—despite the fact that Meaghan Levy was not the insured.

The lawsuit further alleges that, “It now appears that when her calls to OxySure’s vendors, suppliers, insurers and regulator did not give her the fix she needed to satisfy her crazed Jihad to destroy OxySure, Ms. Redwine made good on her threats of extortion by employing a willing collaborator: Jobin Panicker and WFAA T.V. – the local ABC News station.”

The suit continues: “On October 21, 2015, WFAA aired a story during its evening News program—a full 24 hours after Mr. Panicker knew about the roots of the story. Yet Mr. Panicker left no messages for comment. He emailed no one at OxySure to verify his sources or test the veracity of the damaging information. He had no medical or scientific experts to substantiate the medical and scientific claims in his story. All he had was the word of a young plaintiff’s lawyer out to make money. That is all.”

Said Mr. Mazin Sbaiti, lead attorney for OxySure’s litigation team: “As our lawsuit sets forth: the so-called news story is rife with false information, giving public voice to the fraudulent allegations launched by Symone Redwine in her attacks on OxySure. In my entire legal career I have never seen actions so egregious and patently false and intentionally damaging as this situation represents. We intend to bring to bear the full force of the law to hold these defendants accountable for their actions.”

“OxySure is all about saving lives,” said OxySure Chairman and CEO Julian Ross. “We are proud of our track record and thousands of stories from families, caregivers, coaches and school officials all over the country, who were able to help someone in a medical emergency situation. That’s powerful and that’s our mission.”

“We will continue to protect our credibility and brand integrity and provide our safe, effective and lifesaving products to the market place. We will fight for what is right; telling both sides of the story truthfully is a minimum standard our shareholders, customers and WFAA viewers deserve,” added Ross.

About OxySure Systems, Inc.

OxySure Systems, Inc. (OXYS) is a medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure's products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other "Immediately Dangerous to Life or Health" (IDLH) environments. In addition to oxygen products for public/lay responder usage, OxySure also markets emergency medical solutions including AEDs (Cardiac Science, Philips, Zoll, Physio Control, Defibtech, and HeartSine), Quickclot Bleeding Control solutions, resuscitation products and pulse oximetry products. www.OxySure.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of OxySure Systems, Inc. can be found in the filings of OxySure Systems, Inc. with the U.S. Securities and Exchange Commission.

Investor Contacts:

Renmark Financial Communications, Inc.

Bettina Filippone: bfilippone@renmarkfinancial.com

Richard Dupuy: rdupuy@renmarkfinancial.com

Tel.: (416) 644-2020 or (514) 939-3989

www.renmarkfinancial.com/

Redchip Companies, Inc.

Jon Cunningham: jon@redchip.com

800-733-2447, ext. 107

www.redchip.com/

Media Contacts:

Freeman Hughes

Alison Freeman: alison@freemanhughes.com

Tel: (214) 296-9700, ext. 200

http://www.freemanhughes.com/